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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 333-35245, No. 333-55838 and No. 333-116528 pertaining to the
Incentive Plan of Carrizo Oil & Gas, Inc. of our report dated March 15, 2005, with respect to the consolidated financial statements of Carrizo Oil & Gas, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2004.


Pannell Kerr Forster of Texas, P.C.
March 30, 2005